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23.1    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SeraCare, Inc.
Los Angeles, California

We consent to the incorporation by reference in the Registration Statements on Form S-3 No 333-74663 and No. 333-57943 of SeraCare, Inc. of our report dated May 18, 1999, relating to the consolidated balance sheet of SeraCare, Inc. and Subsidiaries as of February 28, 1999 and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for the year then ended, which report appears in the February 28, 1999 annual report on Form 10-KSB of SeraCare, Inc. and Subsidiaries.



                                      BDO Seidman, LLP


Los Angeles, California
May 18,1999




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